EXHIBIT 21.1
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                                   CPAC, INC.
                                   ----------


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------




                                               STATE/COUNTRY OF       PERCENT
            COMPANY NAME                        INCORPORATION        OWNERSHIP
            ------------                        -------------        ---------


             PRS, Inc.                             New York             100

Allied Diagnostic Imaging Resources, Inc.          Delaware             100

      Trebla Chemical Company                      Delaware             100

         CPAC Europe, N.V.                         Belgium               98

   Fotoprocesos de Venezuela C.A.                 Venezuela             100

        CPAC Italia, S.r.l.                         Italy               100

   The Fuller Brush Company, Inc.                  New York             100